EXHIBIT 10.4

AMENDMENT NO. 1 TO

PROMISSORY NOTE

THIS AMENDMENT NO. 1 TO THE PROMISSORY NOTE (the "Amendment") is made effective as of September 12, 2008, by and between, Electronic Kourseware International, Inc. (the "Company"), and Paragon Capital LP (the "Purchaser").

Recitals

WHEREAS, the Company executed and delivered to the Purchaser that certain Promissory Note as of December 31. 2007, in the principal amount of $400,000.00 (the “Purchase Agreement”);

WHEREAS, the Purchaser and the Company desire to extend the deadline for forgiveness of the Note if the Company satisfies its obligations under the Purchase Agreement;

NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser and the Company agree to amend Section 4 of the Note by deleting the existing language and inserting in its place the following:

(4)        Forgiveness if Conditions Satisfied. This Note is made in connection with an advance of expenses under that certain Stock Purchase Agreement dated as of December 31, 2007, between the Maker and the Lender (the “Stock Purchase Agreement”). If the Note is not previously repurchased by the Maker, the principal and interest on the note will be forgiven, and the note will be canceled, either (i) if the Closing of the Stock Purchase Agreement occurs prior to December 31, 2008 (or such later date as may be mutually agreed by the parties) or (ii) if the Lender fails or refuses to close the transaction and purchase the Control Shares (defined in the Stock Purchase Agreement) within forty (40) business days after the Maker satisfies all of the conditions in Section 5.1 (a)-(l) of the Stock Purchase Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

COMPANY:

ELECTRONIC KOURSEWARE INTERNATIONAL, INC.

/s/ Phillip D. Greer
PHILLIP D. GREER, CEO

535331.2/SPA/17338/0101/093008

PURCHASER:

PARAGON CAPITAL LP

Alan Donenfeld
ALAN DONENFELD, MANAGING MEMBER OF PARAGON CAPITAL
ADVISORS LLC, GENERAL PARTNER OF PARAGON CAPITAL LP

535331.2/SPA/17338/0101/093008